Exhibit 21 - Subsidiaries of Registrant

(Last Revised 2/1/2001)



AZZ incorporated
75-0948250
3/26/56
Aztec Industries, Inc.
75-1318815
8/21/69
The Calvert Company, Inc.
64-0792921
9/28/90
Gulf Coast Galvanizing, Inc.
75-2493283
1/28/94
Arkgalv, Inc.
(d/b/a Arkansas Galvanizing, Inc.)
75-2254883
11/29/88
Arbor-Crowley, Inc.
51-0337454
12/3/91
Atkinson Industries, Inc.
48-0126010
1/23/36
Aztec Industries, Inc. - Moss Point
75-2107319
3/1/86
Automatic Processing Incorporated
64-0594499
1/6/77
AZZ GP, LLC
No FEIN
9/30/2000
AZZ LP, LLC
No FEIN
9/30/2000
1% General Partner
99% Limited Partner
AZZ Group, LP
75-2403898
9/30/00
1% General Partner
AZZ Holdings, Inc.
51-0337457
12/3/91
Arizona Galvanizing, Inc.
75-2508628
6/28/93
Hobson Galvanizing, Inc.
72-1350819
4/4/97
Aztec Manufacturing Partnership, Ltd.
75-2403896
12/4/91
99% Limited Partner
Rig-A-Lite Partnership, Ltd.
75-0353821
12/4/91
CGIT Westboro, Inc.
75-2832437
9/1/99
Westside Galvanizing Services, Inc.
72-0866859
2/1/2000
Central Electric Company
43-0995652
7/72
Carter and Crawley, Inc.
75-2960819
11/01
Central Electric Manufacturing Company
43-0716500
5/56
Electrical Power Systems, Inc.
43-1759385
10/96
Clark Control Systems, Inc.
63-1148768
1/01
Reporting Legend:
State of Formation
Footnote Reference
AZZ
FEIN
Date of Formation
State of Commercial Domicile